                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                INTERNATIONAL PAPER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

JOHN T. DILLON
CHAIRMAN

                                                                  March 28, 1997

Dear Fellow Shareholders:

The annual meeting of International Paper will be held this year at the Swissotel Chicago, 323 East Wacker Drive, Chicago, Illinois. The meeting will start at 9:00 a.m., on Thursday, May 8, 1997. You are cordially invited to attend this meeting and we look forward to seeing you there.

The following Proxy Statement outlines the business to be conducted at the meeting, which includes the re-election of one class of directors; ratification of the appointment of Arthur Andersen LLP as independent auditors for 1997; and consideration of one shareholder proposal concerning a chlorine phaseout schedule.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR REPRESENTATION AND VOTE ARE IMPORTANT. WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

Attendance at the meeting will be limited to shareholders of record as of the close of business on March 21, 1997, or their duly appointed proxy holder (not to exceed one proxy per shareholder), and to guests of management. If you or your proxy holder plan to attend this meeting, please complete, sign and return the enclosed Request for Admittance card.

Thank you for your continued support.

                                          Sincerely,

                                                    [SIGNATURE]

                                          JOHN T. DILLON

   [LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE OWNERS OF COMMON STOCK OF
INTERNATIONAL PAPER COMPANY:

The annual meeting of shareholders of International Paper Company will be held Thursday, May 8, 1997, at 9:00 a.m. at the Swissotel Chicago, 323 East Wacker Drive, Chicago, Illinois to:

1. Re-elect one class of directors comprised of five members to the Board of Directors;

2. Approve the ratification of the appointment of Arthur Andersen LLP as independent auditors for 1997;

3. Consider and vote upon a shareholder resolution concerning a schedule for total phaseout of chlorine and chlorine-containing compounds for papermaking; and

4. Transact such other business as may properly come before the meeting or any adjournments thereof.

YOUR BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

Reference is made to page 5 and Exhibits A and B of the attached Proxy Statement for the text of recent By-law amendments relating to a change in the advance notice provisions relating to share owner nominations for election of directors and a new requirement for advance notification of shareholder proposals being made at shareholder meetings, which texts are incorporated by reference in this Notice.

Shareholders of record at the close of business on March 21, 1997, will be entitled to vote at the meeting or any adjournments thereof.

                                             By order of the Board of Directors

                                                   JAMES W. GUEDRY
                                                  VICE PRESIDENT AND SECRETARY

March 28, 1997

                                                                 PROXY STATEMENT

INTERNATIONAL PAPER COMPANY
TWO MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577
(914) 397-1500

                              GENERAL INFORMATION

This statement is furnished by the Board of Directors of International Paper Company (the "Company") in connection with the solicitation of proxies to be voted at the annual meeting of shareholders to be held on May 8, 1997. Owners of shares of common stock outstanding are entitled to one vote for each share of common stock held of record at the close of business on March 21, 1997. As of that date, there were 300,865,985 shares of common stock outstanding.

The annual report, including the audited financial statements of the Company for the fiscal year ended December 31, 1996, has been mailed to shareholders with this Proxy Statement and should be read carefully in conjunction with this Proxy Statement before voting on any proposals contained herein, as it contains details of the Company's operations and other relevant disclosures.

PROXY PROCEDURE

Shares eligible to be voted and for which a proxy is properly signed and returned, will be voted in accordance with the instructions specified thereon. Where no instruction is received, eligible shares will be voted as recommended by the Board of Directors in this Proxy Statement. If any other matters come before the meeting, including any proposal submitted by a shareholder which was omitted from this Proxy Statement in accordance with the applicable provisions of the federal securities laws, the persons voting the proxies will vote them in accordance with their best judgment. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. Any proxy may be revoked at any time before its exercise by submitting a written revocation or a new proxy, or by the shareholder's attendance and vote at the annual meeting.

Solicitation of proxies from the Company's shareholders may be undertaken by directors, officers and employees, as well as by Georgeson & Company Inc. Payments to that firm as compensation are estimated at approximately $14,500 plus reimbursable expenses. This solicitation may be carried out either by mail, telephone, telecommunication, or personal interview. The cost of any such solicitation will be borne by the Company.

The Company has a policy of confidentiality in the voting of shareholder proxies generally and uses the services of its registrar and transfer agent, ChaseMellon Shareholder Services, L.L.C., as independent inspectors of election to receive and tabulate the proxy vote.

This Proxy Statement and the form of Proxy were sent to shareholders commencing March 28, 1997.

MEETING ADMITTANCE PROCEDURES

Shareholders of record as of the close of business on March 21, 1997 (or their duly appointed proxy holder upon verification--not to exceed one proxy per shareholder) will be entitled to vote and attend the meeting. The following procedures have been adopted to insure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the annual meeting in person or will appoint a proxy to attend the meeting (other than the proxies set forth on the proxy card), please complete (including the name of the appointed proxy, if any), sign and return the enclosed Request for Admittance promptly so that an admittance card can be reserved for you or your proxy in advance of the meeting. These admittance cards will be delivered to you or your proxy holder upon verification of identification at the shareholders' admittance counter at the meeting.

Record shareholders who do not have admittance cards reserved for them at the meeting will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy on the Request for Admittance, your duly appointed proxy who will attend the meeting will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature) in order to determine that only valid proxies are admitted and voted.

Beneficial owners of record on March 21, 1997 (or their duly appointed proxy holder upon verification-- not to exceed one proxy per shareholder) can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance on the Request for Admittance.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The Board is classified into three classes of directors: Class III directors, of which there are currently five, were elected until the 1997 annual meeting; Class I directors, of which there are currently four, were elected to serve until the 1998 annual meeting; and Class II directors, of which there are currently five, were elected until the 1999 annual meeting. Each class is elected for a three-year term, unless they retire earlier.

Eleven regular meetings and one special meeting of the Board of Directors were held in 1996. In addition, there were 24 Committee meetings. Each director attended at least 82% of the meetings of the Board and the Committees on which he or she serves. All of the directors attended an average of 95% of such meetings of the Board and the Committees on which they serve.

Beneficial ownership of current directors in equity securities of the Company is shown in the table on page 5.

In June 1996, the Company announced the donation of 2,200 acres of land along the Escatawpa River held by the Company's Moss Point mill in Jackson County, Mississippi, to The Conservation Fund for possible later disposition to the State of Mississippi and/or a university in the area which would manage the land for conservation and recreation purposes. The donation was valued at approximately $550,000. Mr. Noonan, a director of the Company, is chairman and chief executive officer of The Conservation Fund.

AUDIT COMMITTEE

The functions of the Audit Committee of the Board are to assist the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; to discuss and make inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; and to investigate and make a recommendation to the Board each year with respect to the appointment of independent auditors for the following year; inform the Board of any significant accounting matters, and review the performance of the Committee.

Current members of the Committee, none of whom is an employee of the Company, are J. C. Pfeiffer (Chairman), W. C. Butcher, J. R. Kennedy, P. F. Noonan and R.
B. Smith.

Four meetings of the Committee were held in 1996.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The functions of the Management Development and Compensation Committee are to review Company policies and programs for the development of management personnel; to make recommendations to the Board with respect to any proposals for compensation or compensation adjustments of officers who are also directors of the Company; to authorize compensation or compensation adjustments for other officers of the Company; to administer the Company's executive bonus and Long-Term Incentive Compensation Plan; to review and endorse changes in Company employee retirement and benefits plans; to review officer candidates and endorse nominees for election as officers; to delegate to the Chief Executive Officer the authority to act on compensation adjustments at certain levels; to make recommendations to the Board with respect to directors' compensation; to review senior management succession planning; and to review the performance of the Committee.

Current members of the Committee, none of whom is an employee of the Company, are S. C. Gault (Chairman), W. C. Butcher, R. J. Eaton, T. C. Graham, E. T. Pratt, Jr. and C. R. Shoemate.

Six meetings of the Committee were held in 1996.

NOMINATING COMMITTEE

The functions of the Nominating Committee are to review the size and composition of the Board; to review possible director candidates and director nominations properly presented by shareholders; to recommend to the Board individuals suitable for election as directors; to review and recommend annually to the full Board the slate of nominees for election by the Company's shareholders; to review institutional affiliations of directors and director candidates for possible conflicts; and to review and recommend Board Committee assignments.

Current members of the Committee, none of whom is an employee of the Company, are W. C. Butcher (Chairman), D. F. McHenry, J. C. Pfeiffer, E. T. Pratt, Jr. and C. R. Shoemate.

Two meetings of the Committee were held in 1996.

ENVIRONMENT, HEALTH AND TECHNOLOGY COMMITTEE

The functions of the Environment, Health and Technology Committee are to review environmental, safety, and health and technological policies and programs throughout the Company; to assure that they are appropriate to the short- and long-term objectives of the Company in terms of industry leadership, compliance with federal and state laws and regulations and social responsibility; to advise the Board of the effectiveness of these policies and programs; and to review the performance of the Committee.

Current members of the Committee are T. C. Graham (Chairman), R. J. Eaton, S. C. Gault, J. R. Kennedy, P. F. Noonan and C. W. Smith.

Four meetings of the Committee were held in 1996.

OTHER COMMITTEES

Membership of the other regular Committees of the Board of Directors is shown on page 62 of the Company's annual report which accompanies this Proxy Statement.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

For inclusion in the 1998 Proxy Statement and form of proxy relating to the meeting, shareholder proposals intended to be presented at the 1998 annual meeting must be made in writing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on November 28, 1997.

Other shareholder proposals intended to be introduced at the 1998 annual meeting shall be made in accordance with Article I, Section 7 of the Company's By-laws, as set forth under Exhibit A and described under the heading "By-law Changes". The effect of this By-law is that shareholder proposals intended to be presented at the 1998 annual meeting, but not included in the 1998 Proxy Statement and form of proxy relating to the meeting, must be received by the Secretary of the Company not earlier than February 5, 1998 nor later than March 7, 1998, if the annual meeting is held on May 7, 1998.

Nomination by shareholders for directors, at a meeting called for the purpose of electing directors, shall be made in accordance with Article II, Section 9 of the Company's By-laws, amended as set forth in Exhibit B and described under the heading "By-law Changes". The effect of this By-law is that shareholder nominations for the 1998 election of directors must be received by the Secretary of the Company not earlier than February 5, 1998, nor later than March 7, 1998, if the annual meeting is held on May 7, 1998.

BY-LAW CHANGES

Article I of the By-laws was amended on February 12, 1997 to add Section 7 relating to shareholder proposals which is set forth in Exhibit A and incorporated herein by reference. Article II, Section 9 of the By-laws, relating to shareholder nominations, was amended on February 12, 1997, and is set forth in Exhibit B which is incorporated herein by reference.

               COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows, as of March 21, 1997, the number of shares of Company common stock beneficially owned (as defined by the Securities and Exchange Commission) or otherwise claimed by each current director and each nominee for director and by all directors and executive officers of the Company as a group. To the best knowledge of the Company, no person or group beneficially owns more than 5% of the Company's common stock outstanding, except as set forth below in the table.

                                                      SHARES                     PERCENT OF TOTAL
               NAME OF INDIVIDUAL                  BENEFICIALLY                    COMMON STOCK
                    OR GROUP                        OWNED (1)                       OUTSTANDING
-------------------------------------------------  ------------  -------------------------------------------------
W.C. Butcher.....................................         6,984
J.T. Dillon......................................       304,235
R.J. Eaton.......................................         3,400
S.C. Gault.......................................        19,624                   No director or
J.A. Georges.....................................       198,265               officer owns as much as
T.C. Graham......................................        14,960                     1/5th of 1%
J.R. Kennedy.....................................       153,829
D.F. McHenry.....................................         5,890
P.F. Noonan......................................         2,050
J.C. Pfeiffer....................................         7,134
E.T. Pratt.......................................         6,960
C.R. Shoemate....................................         2,100
R.B. Smith.......................................         7,000
C.W. Smith.......................................       157,922
J.P. Melican.....................................       131,894
D.W. Oskin.......................................       151,531
M.J. Turk........................................       109,488
All directors and executive officers as a                                              0.54%
  group..........................................     1,622,158
Merrill Lynch Co., Inc. and Merrill Lynch, Pierce                                      10.2%
  Fenner & Smith Incorporated (2)................    30,608,893
Bank trustee under Company and subsidiary                                              8.5%
  employee benefit plans (3).....................    25,523,640
The Capital Group Companies, Inc., and Capital                                         5.0%
  Research and Management Company (4)............    15,165,000

(FOOTNOTES FOR PRECEDING PAGE)
------------------------

(1) Ownership shown includes securities over which the individual has or shares, directly or indirectly, voting or investment powers, including shares held in the Restricted Stock Plan for Non-Employee Directors, shares owned by a spouse or certain relatives and ownership by trusts for the benefit of such relatives, as required to be reported by the Securities and Exchange Commission. Certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. Interests in shares resulting from participation in the Company's Salaried Savings Plan, Performance Share Awards, and Executive Continuity Awards, are included above. The above table does not include 1,073,137 shares represented by stock options granted executive officers under the Long-Term Incentive Compensation Plan, including options for 250,337 shares for Mr. Dillon, 128,700 shares for Mr. C. W. Smith, 151,800 shares for Mr. Melican, 121,300 shares for Mr. Oskin, 90,000 shares for Mr. Turk, and 726,000 shares for Mr. Georges which were granted prior to his retirement as an officer. In addition, under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan, the Directors and executive officers (as indicated by the asterisk) listed below own the non-voting stock-equivalent Units set forth in the following chart:

DIRECTOR                                  STOCK UNITS  DIRECTOR                                  STOCK UNITS
----------------------------------------  -----------  ----------------------------------------  -----------

W.C. Butcher............................      22,894   J.C. Pfeiffer...........................       5,026

J.T. Dillon*............................      26,410   E.T. Pratt..............................      42,124

R.J. Eaton..............................       4,720   C.R. Shoemate...........................       3,656

S.C. Gault..............................       7,912   R.B. Smith..............................      30,087

J.A. Georges............................           0   C.W. Smith*.............................      15,727

T.C. Graham.............................      26,923   J.P. Melican*...........................      21,925

J.R. Kennedy............................       1,595

D.F. McHenry............................       9,357   D.W. Oskin*.............................           0

P.F. Noonan.............................       3,607   M.J. Turk*..............................       4,363

------------------------

(2) As of February 14, 1997, Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce Fenner & Smith Incorporated are, respectively, a parent holding company and a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 (the "Act"). They, or subsidiaries, hold these shares primarily as sponsor and investment advisor to various registered investment companies, but disclaim beneficial ownership thereof other than certain of which are held in proprietary accounts.

(3) As of December 31, 1996, State Street Bank & Trust Co., N.A. holds such shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ("Company Trust Funds"). In addition, State Street Bank & Trust Co., N.A. is trustee for various third party trusts and employee benefit plans and is an Investment Advisor. As a result of its holdings in all capacities, State Street Bank & Trust Co., N.A. is the record holder of 25,523,640 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares except 3,229,706 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted proportionately to those shares voted by participants.

(4) As of February 12, 1997, the Capital Group Companies, Inc. holds such shares as the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these securities. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Act and several investment advisors registered under Section 203 of the Investment Advisors Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported here; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and wholly owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of these shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

                    MATTERS TO BE CONSIDERED AT THE MEETING

ITEM NO. 1--RE-ELECTION OF FIVE DIRECTORS

Dr. Arthur G. Hansen, after many years of outstanding service to the Company, reached the mandatory retirement age in February 1997. Prior to the 1998 annual meeting, Mr. Roger B. Smith (Class I director) and Mr. Stanley C. Gault (Class I director) will reach mandatory retirement age, the former in July 1997 and the latter in January 1998.

Five (5) directors are to be re-elected at this meeting as Class III directors for three-year terms expiring in 2000. Each nominee is currently a director of the Company. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality means that the five (5) nominees receiving the largest number of votes cast will be elected. Votes which are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Shareholders voting at the meeting may not vote for more than the number of nominees listed in the Proxy Statement. Proxies given to management to vote will be voted according to instructions given, but only for nominees listed in the Proxy Statement. The term of the present Class III directors expires at the adjournment of the 1997 annual meeting. The five nominees for re-election at that meeting as Class III directors are listed below:

                                     CLASS III DIRECTORS--TERM EXPIRING IN 1997

[PHOTO]               ROBERT J. EATON, 57, Chairman, President and Chief Executive Officer of
                      the Chrysler Corporation. He joined Chrysler in 1992, as vice chairman and chief operating officer and a member of the Board. Prior to joining
                      Chrysler, his 29-year career with General Motors included various management positions, the most recent being president of General Motors
                      Europe (1988 to 1992). He is a fellow of both the Society of Automotive
                      Engineers and the Engineering Society of Detroit and a member of the
                      National Academy of Engineering. He is a member of The Business Council and The Business Roundtable. He also is a member of the President's
                      Advisory Committee on Trade Policy and Negotiations and serves as a director of The Economic Strategy Institute and the U.S./Japan Business
                      Council.
                      Director since January 10, 1995

[Photo]               JOHN A. GEORGES, 66, retired Chairman and Chief Executive Office of
                      International Paper. He was elected chief executive officer in 1984 and became chairman and chief executive officer in 1985. He was a director, chairman of the board and chief executive officer of IP Forest Resources
                      Company (the managing general partner of IP Timberlands, Ltd.) from 1985 to 1996. Since retirement from International Paper, he has joined
                      Windward Capital Partners as senior managing director. He is a director of AK Steel Holding Corporation, Ryder Systems, Inc. and Warner-Lambert
                      Company. He is a member of The Business Council, The Trilateral
                      Commission, and Bankers Trust European Advisory Board. He is a trustee of the Public Policy Institute of the Business Council of New York State
                      and president of the University of Illinois Foundation.
                      Director since February 1, 1980

[Photo]               DONALD F. MCHENRY, 60, University Research Professor of Diplomacy and
                      International Affairs at Georgetown University since 1981. He is president of the IRC Group and a director of American Telephone and
                      Telegraph Company, The Coca-Cola Company, Bank of Boston Corporation,
                      the First National Bank of Boston, SmithKline Beecham plc and the
                      Institute for International Economics. He is a trustee of The Brookings
                      Institution, The Mayo Foundation and Columbia University; and chairman of the board of Africare.
                      Director since April 14, 1981

[Photo]               PATRICK F. NOONAN, 54, Chairman of the Board of The Conservation Fund (a
                      nonprofit organization dedicated to conserving America's land and water resources) and previously, also its chief executive officer since 1985.
                      Prior to that he was president of The Nature Conservancy. He is a trustee of The National Geographic Society. He is also a director of
                      Ashland, Inc., the Fund for Government Investors, Saul Centers and the
                      American Gas Association Index Fund. He is a member of the Board of
                      Visitors of Duke University School of the Environment.
                      Director since December 14, 1993

[Photo]               CHARLES R. SHOEMATE, 57, Chairman, President and Chief Executive Officer
                      of CPC International Inc. He was elected president and a member of its board of directors in 1988, chief executive officer in August 1990 and chairman in September 1990. He joined CPC International in 1962 and progressed through a variety of positions in manufacturing, finance and business management within the consumer foods and corn refining businesses. In 1981, he was named president of Canada Starch Company,
                      CPC's Canadian subsidiary. He was elected vice president of the corporation in 1983, and in 1986 became president of the Corn Refining
                      Division. He is a director of CIGNA Corporation and the Grocery
                      Manufacturers of America, Inc. He is a member of the Business
                      Roundtable; a trustee of the Committee for Economic Development; and a trustee of The Conference Board.
                      Director since November 1, 1994

Other directors who will continue to serve are listed below under their respective classes. None of these directors are to be elected at the 1997 annual meeting.

                                      CLASS I DIRECTORS--TERM EXPIRING IN 1998

[PHOTO]               JOHN T. DILLON, 58, Chairman and Chief Executive Officer since 1996.
                      Prior to that he was executive vice president--packaging from 1987 to
                      1995 when he assumed the position of president and chief operating officer. He is also a director and chairman of the board of IP Forest
                      Resources (the managing general partner of IP Timberlands, Ltd.) and a director of Caterpillar Inc. He is chairman of the board of The National
                      Council on Economic Education.
                      Director since March 1, 1991

[Photo]               STANLEY C. GAULT, 71, retired Chairman of the Board (June 1991 to June
                      1996) and Chief Executive Officer (June 1991 to December 1995) of The
                      Goodyear Tire & Rubber Company. Previously, he was chairman and chief executive officer of Rubbermaid Incorporated (1980 to 1991). He is a director of Avon Products, Inc., The Timken Company and Wal-Mart Stores,
                      Inc. He is a trustee and chairman of the board of The College of Wooster and honorary vice chairman of the National Association of Manufacturers.
                      Director since January 8, 1980

[Photo]               JOHN R. KENNEDY, 66, retired President and Chief Executive Officer of
                      Federal Paper Board Company, Inc. from 1975 to 1996. He is a director of
                      DeVlieg Bullard, Inc., Chase Brass Industries, Inc. and Holnam, Inc. He
                      is director and chairman of the board of Georgetown University, on the board of governors of the United Nations Association of the United
                      States of America, and one of the directors for the Foreign Policy
                      Association.
                      Director since March 12, 1996

[Photo]               ROGER B. SMITH, 71, retired Chairman and Chief Executive Officer of
                      General Motors Corporation from 1981 to 1990. He is a director of IP
                      Forest Resources Company (the managing general partner of IP
                      Timberlands, Ltd.) and Johnson & Johnson. He is a member of The Business
                      Council and is a trustee of the Michigan Colleges Foundation, Inc. and the Sloan Foundation.
                      Director since December 1, 1989

                                     CLASS II DIRECTORS--TERM EXPIRING IN 1999

[PHOTO]               WILLARD C. BUTCHER, 70, retired Chairman and Chief Executive of The
                      Chase Manhattan Bank, N.A. He is a director of ASARCO, Incorporated, and
                      Texaco, Inc. He is a member of The Business Council, the International
                      Advisory Board for Banca Nazionale del Lavaro, the International
                      Advisory Council of The Chase Manhattan Bank and vice chairman of the
                      Lincoln Center for the Performing Arts, Inc. He is a trustee emeritus of the American Enterprise Institute for Public Policy Research and a
                      fellow emeritus of Brown University and a trustee of the Business
                      Committee for the Arts, Inc.
                      Director since August 1, 1989.

[Photo]               THOMAS C. GRAHAM, 70, Consultant. Retired Chairman of the Board of AK
                      Steel Corporation. Previously, he was chairman and chief executive officer, elected to those posts concurrent with the formation of AK
                      Steel Holding Corporation, a publicly held corporation which emerged from the privately-held Armco Steel Company, L.P. in April of 1994. He had been named president and chief executive officer of Armco Steel in
                      June 1992. He was formerly chairman and chief executive officer of
                      Washington Steel Corporation until 1992. He is a director of Hershey
                      Foods Corporation and IP Forest Resources Company (the managing general partner of IP Timberlands, Ltd.).
                      Director since October 14, 1986

[Photo]               JANE C. PFEIFFER, 64, Management Consultant. She is a director of
                      Ashland, Inc., IP Forest Resources Company (the managing general partner of IP Timberlands, Ltd.), J.C. Penney Company, Inc., and The Mutual Life
                      Insurance Company of New York. She is a trustee of the Conference Board, the University of Notre Dame and the Overseas Development Council and a
                      member of The Council on Foreign Relations.
                      Director since June 14, 1977

[Photo]               EDMUND T. PRATT, JR., 70, retired Chairman of the Board (from 1972 to
                      1992) and Chief Executive Officer from (1972-1991) of Pfizer Inc. He is a director of The Chase Manhattan Corporation, The Chase Manhattan Bank,
                      N.A., and General Motors Corporation. He is a director and member of the
                      Executive Committee of AEA Investors, Inc., and a member of the Board of
                      Trustees of Logistics Management Institute. Until February of 1997 he
                      was also a director of Minerals Technology and Pfizer, Inc.
                      Director since September 9, 1975

[Photo]               C. WESLEY SMITH, 57, Executive Vice President--printing papers since
                      1992. Prior thereto, he was president--International Paper--Europe from
                      1989.
                      Director since December 12, 1995

ITEM NO. 2--RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR 1997

The Audit Committee has considered the qualifications of Arthur Andersen LLP and recommended that the Board of Directors appoint them as independent auditors of the consolidated financial statements of the Company for the year 1997. The Committee reviewed its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Arthur Andersen LLP in all of these respects. The Committee's review also included inquiry concerning litigation involving Arthur Andersen LLP and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of the companies audited by them. In this respect, the Committee concluded that the ability of Arthur Andersen LLP to perform services for the Company is not in any way adversely affected by any such investigation or litigation.

The Board of Directors desires to obtain shareholders' approval of the Board's action in appointing Arthur Andersen LLP, as independent auditors of the consolidated financial statements of the Company for the year 1997.

Representatives of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if he or she desires and to answer appropriate questions.

Approval of Item No. 2 requires the affirmative vote of the holders of a majority of the shares voting on this proposal. Abstentions and broker non-votes will not be counted as having voted on this Item No. 2.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE RATIFICATION OF ARTHUR ANDERSEN LLP AS
                    INDEPENDENT AUDITORS OF THE CONSOLIDATED
                  FINANCIAL STATEMENTS OF THE COMPANY FOR 1997

    ITEM NO. 3--SHAREHOLDER PROPOSAL CONCERNING A CHLORINE PHASEOUT SCHEDULE

Progressive Asset Management, 1814 Franklin Street, Oakland, California 94612, acting as agent for its client, Educational Foundation of America, represented that, as of November 25, 1996, its client owned 6,000 shares of common stock of the Company and has informed the Company that it intends to present the following proposal at the annual meeting. Four groups whose names, addresses and shareholdings will be supplied upon oral or written request to the Secretary of the Company have co-sponsored this proposal. The text of the proposal follows:

"WHEREAS the manufacturing processes used by the company have the potential to form organochlorines, including dioxins and furans, which may be harmful to human health and the environment even in the most minute (or not 'detectable') amounts;

"WHEREAS national and international bodies have publicly recognized the significant dangers posed by chlorine-based bleaching processes in the pulp and paper industry including the U.S. Environmental Protection Agency, the American Public Health Association, The International Joint Commission, The World Bank, and the Intergovernmental Forum on Chemical Safety (convened by the United Nations Environment Program). Conclusions from these agencies reflect the growing sense of urgency regarding the need to phase out the use of chlorine-containing compounds;

"WHEREAS the company has already recognized the threat posed by dioxins and furans by reducing the level of organochlorines in its effluents by converting most of its bleach lines to a process which substitutes chlorine dioxide for elemental chlorine. However, chlorine dioxide is extremely unstable and so does not eliminate the potential for threats of explosion endangering environment and worker safety;

"WHEREAS we believe dioxins can be generated through the use of chlorine dioxide; even at levels below analytical detection, dioxins can accumulate in the bodies of living creatures as they pass through the food chain--the American Public Health Association has stated that even at low levels, exposure to dioxins can result in or contribute to reproductive failure, birth defects, developmental impairment, hormonal disruption, behavioral disorders, immune suppression and cancer;

"WHEREAS we believe the best method of preventing continued contamination from persistent or bioaccumulative toxic substances is to phase out production processes (including chlorine dioxide substitution) that inadvertently generate and release such substances;

WHEREAS we believe worldwide demand is increasing for paper produced without the release of hazardous organochlorines (i.e. Totally Chlorine-Free or TCF paper);

"WHEREAS significant cost savings and competitive advantages could result from the conversion to TCF;

"WHEREAS totally chlorine-free processes are in use at more than two dozen kraft mills worldwide which produce high quality pulp, and these processes appear to be the most technologically feasible and cost-effective ways to move towards effluent-free production;"

"RESOLVED THAT THE SHAREHOLDERS SHALL REQUEST THE COMPANY ESTABLISH A SCHEDULE FOR THE TOTAL PHASEOUT FROM ITS PULP AND PAPER PRODUCTION PROCESSES OF CHLORINE AND CHLORINE-CONTAINING COMPOUNDS".

THE STATEMENT OF SHAREHOLDERS IN SUPPORT OF THE RESOLUTION IS AS FOLLOWS:

                              SUPPORTING STATEMENT

"The company's actions to reduce dioxins and furans in its effluents are commendable. However, the Environmental Protection Agency's comprehensive draft review of dioxin states that health effects attributable to dioxin may be occurring in humans at very low levels of exposure. This suggests that there may be no safe or acceptable exposure to dioxins or furans exists (sic). We believe the Company could be materially affected by clean up costs and fines. Furthermore, investment in chlorine dioxide substitution delays the adoption of more protective technologies (totally chlorine-free and effluent-free). For the company to claim to be an environmental leader, we believe it must go beyond current or proposed regulations to COMPLETELY, and not 'virtually' eliminate the potential for formation and release of organochlorines in pulp and paper production.

POSITION OF YOUR COMPANY'S BOARD OF DIRECTORS

Your Board of Directors recommends that the shareholders vote AGAINST the proposal for the reasons set forth below:

As noted in the shareholder's proposal, the Company has eliminated dioxins and furans in its mill effluents, utilizing the EPA's very low (10 parts per quadmillion) detection levels.

The Company formerly used sodium-hypochlorite and elemental chlorine as bleaching agents in its pulp and paper making process but began phasing it out in 1988. The Company set and met a schedule for conversion of all of its mills to 100% elemental chlorine free ("ECF") bleaching by December 31, 1996. Two additional mills acquired in 1996 as part of the merger with Federal Paper Board will be converted by the end of 1998. Having voluntarily expended $160 million, the Company has eliminated any detectable dioxins or furans, by-products of using chlorine as a bleaching agent.

We disagree with the proponent's opinions regarding chlorine dioxide. We believe that:

    - There is no scientific evidence that an ECF mill produces any dioxin;

    - There is no scientific evidence that there is any bioaccumulation of dioxin associated with an ECF mill;

    - There is no national or international body that has publicly recognized any dangers, much less significant dangers, from ECF bleaching. In fact, the opposite is true: all agencies that have evaluated ECF bleaching, such as the U.S. EPA, have supported ECF bleaching as protective of health and the environment;

    - Totally Chlorine Free ("TCF") pulp is qualitatively inferior to ECF pulp and requires more wood per unit of pulp;

    - To convert International Paper mills to TCF would cost an estimated $500 million over and above what has already been spent on ECF conversion with no environmental, health or other benefits, but with serious reductions in product quality and significant increases in energy and wood fiber usage for the same unit of production.

We believe that no valid health, safety or financial objective would be obtained from the very substantial expenditure of capital required to implement a total phase out of chlorine dioxide in our mill system. Since none of our major U.S. competitors are utilizing totally chlorine-free processes, to require International Paper to do so would put us at a significant cost disadvantage from a competitive standpoint.

Approval of Item No. 3 requires the affirmative vote of the holders of a majority of the shares voting on this proposal. Abstentions and broker non-votes will not be counted as having voted on this proposal.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE AGAINST THIS ITEM NO. 3

                      REPORT OF THE MANAGEMENT DEVELOPMENT
                           AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

As of December 31, 1996, the Management Development and Compensation Committee (the "Committee") consisted of six outside directors: Willard C. Butcher, Robert
J. Eaton, Stanley C. Gault, Thomas C. Graham, Edmund T. Pratt, Jr. and Charles
R. Shoemate. Mr. Gault is chairman. The Committee met six times in 1996 with a 98% attendance record. On April 1, 1996, John T. Dillon replaced the retiring John A. Georges as chairman and chief executive officer of International Paper. The chairman and chief executive officer of the Company was not present during any discussion of his compensation.

GENERAL

Total compensation received by the named executive officers consists of salary, cash bonus, stock options and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. International Paper also uses independent compensation consulting firms to advise the Committee. In 1996, a comprehensive pay study of incentive-eligible positions was conducted by the independent compensation consulting firms, Hewitt Associates and Skopos Consulting, and included a cross section of 31 manufacturing companies and 12 independent salary surveys. The 31 manufacturing companies included in the pay study are in industries that are close in size ($18 billion average revenue) and manufacturing complexity to International Paper and who compete directly with International Paper for executive talent. The twelve independent salary surveys also have a direct focus and impact on various sections of International Paper. The Company's compensation levels for each component of pay were compared to the median of the comparator group's competitive pay.

The Company's Management Incentive Plan (MIP) links payment of an annual cash bonus directly to achievement of a specified level of net earnings, which accounts for 80% of target bonus funds available, and predetermined targets for qualitative nonfinancial performance factors, which were quality, safety and employee development, which account for the remaining 20%. In 1996, the Company did not achieve the specified level of net earnings and, accordingly, there was no MIP cash bonus fund, and no management incentive payments to the participants.

The Company's Long-Term Incentive Compensation Plan and amendments, which were approved by the shareholders in 1989 and 1994, respectively, provide for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the surveys described above. Stock options are granted at fair market value at the time of the award and are restricted for four years. Contingent awards of performance shares are made in December of the year preceding a five-year Award Period. At the end of the five-year Award Period, the number of shares earned is determined by financial performance which the Committee measures by comparing the Company's and Peer Paper Group's (eight companies which comprise the Peer Line of the Performance Graphs on page 19) and weighing equally, the five-year average return on equity and earnings per share. If the threshold level of performance is not attained, no shares are earned. Above the threshold, the contingent award is reduced if the target goal is not met or supplemented if the target goal is exceeded. Payouts of earned performance shares are made in Company stock at the end of the five-year Award Period. One half of the shares earned is mandatorily deferred for an additional three years, and payout is subject to the executive's continued employment throughout that period.

From time to time executive continuity awards are made with long-term vesting requirements which are designed to encourage retention of a small number of senior executives designated by the Committee. The size of an award, and any adjustments, is determined by the Committee to reflect an executive's level of responsibility and individual performance. As provided by the Company's Long-Term Incentive Compensation Plan, a continuity award may consist of restricted stock or a tandem grant of restricted stock together with a related non-qualified stock option which is granted at fair market value and restricted until a specified age. If the stock option is exercised, then the related restricted shares are canceled; if any portion of the stock option is not exercised by the date the continuity award terminates, then the less valuable component of the tandem award is canceled.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the Company's Long-Term Incentive Compensation Plan in 1994 to make certain sections of the plan compatible with those provisions, while maintaining the Committee's flexibility in the Company's Management Incentive Plan to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 1996, the Company does not expect any limitations upon deductibility of compensation. The Committee will continue to monitor tax and other related compensation legislation.

THE 1996 EXECUTIVE OFFICERS' COMPENSATION

The Committee approved merit salary increases for two of the named executive officers based on competitiveness of the executives' pay and personal performance, and promotional salary increases for three of them. In April 1996, upon being named chief executive officer of the Company, Mr. Dillon's salary was increased to $750,000, which is below the median base salary level for CEO's in the group of surveyed companies referred to above. Salaries paid to the named officers in 1996, including Mr. Georges's salary while actively employed, were competitively positioned from below to slightly above the median of the survey companies.

No named executive officers received MIP awards in 1996 since no bonus fund was generated.

The performance share guidelines described above were used by the Committee to determine contingent performance share awards in December 1996 to the named executive officers for the 1997-2001 Award Period and the payout in 1996 of earned shares for the 1991-1995 Award Period. The pretax values of Mr. Dillon's performance share awards in 1996 were: $999,990 in contingent restricted stock for the 1997-2001 Award Period; $94,379 in deferred restricted stock for the 1991-1995 Award Period; and $94,379 in earned shares (long-term incentive payout) for the 1991-1995 Award Period. The shares earned for the 1991-1995 Award Period reflect Company performance which exceeded performance of the Peer Paper Group.

The Committee granted stock options in 1996 based on competitive surveys described earlier, without consideration of the amount of stock options already held by named executive officers. Mr. Georges's 1996 stock option award was 38,000 shares, the same as his award in 1995 and 1994. Mr. Dillon's 1996 stock option award was 26,000 shares; his 1995 stock option awards were 19,737 shares which reflected his promotion to president; and, his 1994 stock option award was 16,000 shares.

In 1996, continuity awards of restricted stock and a related option were granted to three named executive officers based on their promotions. Mr. Dillon was promoted to chief executive officer, and Messrs. Oskin and Turk were promoted as executive vice presidents of the Company.

                  THE MANAGEMENT DEVELOPMENT AND COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS

                               Willard C. Butcher
                                Robert J. Eaton
                           Stanley C. Gault, chairman
                                Thomas C. Graham
                              Edmund T. Pratt, Jr.
                              Charles R. Shoemate

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or other employee of the Company served as a member of the Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee. Mr. Graham, a member of the Committee, was the chairman and chief executive officer of AK Steel Holding Corporation until January 30, 1997; Mr. Georges, chairman and chief executive officer of the Company until March 31, 1996, is on the board of AK Steel Holding Corporation.

                               PERFORMANCE GRAPHS

The following charts compare a $100 investment in International Paper stock with a similar investment in a peer group of eight key competitor companies and the S&P 500. The charts portray total nominal return, 1991-1996 and 1986-1996 assuming reinvestment of dividends. The Company has presented information pertaining to total shareholder return over two different time periods since all holders of the common stock did not acquire their investment in International Paper on the same date. The Company believes a presentation in this format more accurately reflects the financial return provided to the holders of its common stock which may not be evident if only one time period was highlighted.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
5 YEARS ENDED DECEMBER 31, 1996*
                                                              International Paper    S&P 500 Index    Peer Group**
1991                                                                         $100             $100            $100
1992                                                                           96              108             112
1993                                                                          101              118             127
1994                                                                          115              120             131
1995                                                                          118              165             143
1996                                                                          130              203             154

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*
                                                               International Paper    S&P 500 Index    Peer Group**
1986                                                                           100              100             100
1987                                                                           116              105             109
1988                                                                           130              123             115
1989                                                                           163              162             127
1990                                                                           160              156             102
1991                                                                           217              204             139
1992                                                                           209              220             156
1993                                                                           218              242             177
1994                                                                           249              245             182
1995                                                                           256              337             199
1996                                                                           281              415             215
Assumes $100 invested on December 31, 1986
* Total return assumes reinvestment of dividends.
** Includes Boise Cascade, Champion, Georgia Pacific, Mead,
Stone Container, Union Camp, Westvaco, and Weyerhaeuser.

                             ADDITIONAL INFORMATION
                        REGARDING EXECUTIVE COMPENSATION

The compensation of the Company's executive officers is approved by the Committee except for the compensation of the officer-directors, which is recommended by the Committee and approved by the Board of Directors.

The following tables set forth information with respect to the retired chairman and chief executive officer, the new chairman and chief executive officer, and the four most highly compensated executive officers of the Company for the years 1994-1996.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                              CONTINGENT AWARDS
                                                ANNUAL COMPENSATION          --------------------
                                         ----------------------------------
                                                                   (E)          (F)
                                                                  OTHER      RESTRICTED                (H)
                                            (C)        (D)        ANNUAL       STOCK       (G)      ALL OTHER
            (A)                  (B)      SALARY      BONUS    COMPENSATION    AWARD     OPTIONS   COMPENSATION
NAME AND POSITION               YEAR      ($)(1)     ($)(2)       ($)(3)      ($)(4)     (#)(5)       ($)(6)
---------------------------------------------------------------------------------------------------------------
John T. Dillon as                  1996  $ 712,500  $       0   $        0   $4,681,367    26,000   $  172,397
 Chief Executive Officer           1995  $ 490,417  $ 600,000   $        0   $2,227,287    35,737   $  129,717
                                   1994  $ 430,000  $ 370,000   $        0   $ 398,690     16,000   $   96,681
James P. Melican as                1996  $ 471,667  $       0   $        0   $ 467,277     15,400   $  111,882
 Executive Vice President          1995  $ 446,667  $ 410,000   $        0   $ 373,480     27,700   $  106,803
                                   1994  $ 420,000  $ 345,000   $        0   $ 362,664     64,592   $   88,763
C. Wesley Smith as                 1996  $ 429,667  $       0   $        0   $ 510,635     25,000   $  114,086
 Executive Vice President          1995  $ 380,750  $ 410,000   $        0   $ 551,428     36,600   $   93,299
                                   1994  $ 333,750  $ 335,000   $  357,784   $ 362,664     15,400   $   78,922
David W. Oskin as                  1996  $ 397,917  $       0   $        0   $ 950,960     50,800   $  143,199
 Executive Vice President          1995  $ 461,315  $ 129,410   $  149,719   $ 600,197     12,000   $  256,608
                                   1994  $ 157,820  $       0   $  156,578   $ 302,430      9,600   $   62,082
Milan J. Turk as                   1996  $ 332,083  $       0   $        0   $1,382,943    12,000   $   68,842
 Executive Vice President          1995  $ 293,750  $ 260,000   $        0   $ 287,108     27,200   $   60,554
                                   1994  $ 278,333  $ 210,000   $        0   $ 279,006      9,600   $   37,164
John A. Georges as                 1996  $ 265,000  $       0   $        0   $       0    443,030   $  215,263
 Chief Executive Officer           1995  $1,035,000 $1,300,000  $        0   $1,083,393    38,000   $  264,713
 (retired 03/31/96)                1994  $ 953,750  $1,115,000  $        0   $1,051,857    38,000   $  198,548
---------------------------------------------------------------------------------------------------------------

(1) Salary paid in 1996 including amounts deferred pursuant to Section 401(k) of the Internal Revenue Code or pursuant to unfunded deferral arrangements. Includes, for 1995, Mr. Oskin's salary paid by Carter Holt Harvey, Ltd. during the six months after which it became a Company subsidiary.

(2) Management Incentive Plan awards paid in 1996 and 1995 attributable to 1995 and 1994 respectively, including amounts deferred pursuant to Section 401(k) of the Internal Revenue Code or pursuant to deferral arrangements reported in the year earned. No awards were paid for 1996.

(3) Includes (a) settlement of tax equalization with respect to Mr. Smith's expatriate assignment from 1989 to 1992 and (b) payment of household maintenance expenses and home leave of $81,477 and $47,018 in 1995; and $94,775 and $52,085 in 1994, respectively, while Mr. Oskin was on an expatriate assignment with an affiliate, later a subsidiary.

(4) Represents (a) 150% of the value of gross target restricted performance shares contingently awarded in 1996 for the 1997-2001 award period, in 1995 for the 1996-2000 award period, and in 1994 for the 1995-1999 award period, which is the maximum achievable for those award periods; 100% of the target restricted performance shares are earned if the target goal is met for an award period, with the awards being reduced if the goal is not met or entirely forfeited if a predetermined threshold goal is not met; (b) 150% of the value of incremental maximum awards for prior periods made upon promotion, subject to the same contingencies; and (c) the value of continuity awards of $840,000 in 1996 and $858,750 in 1995 for Mr. Dillon, $336,000 in 1996 for Mr. Oskin, and $648,000 in 1996 for Mr. Turk. The number and dollar value of restricted stock holdings at December 31, 1996 are as follows: 199,135/$8,064,950 for Mr. Dillon; 92,053/$3,728,127 for Mr.
    Melican; 93,164/$3,773,150 for Mr.Smith; 88,487/$3,583,712 for Mr. Oskin;
    80,352/$3,254,276 for Mr. Turk and none for Mr. Georges, who is now retired.

    These numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under continuity awards. Dividends are paid on restricted shares.

(5) Includes replacement options if applicable. Except for Mr. Georges referred to in footnote (4) above, these figures do not include the tandem option awards made as a part of the continuity awards, insofar as the awards are characterized as restricted stock awards. Such tandem options were for 100,000 shares for Mr. Dillon in each of 1996 and 1995; 40,000 shares for Mr. Oskin in 1996; and 80,000 shares for Mr. Turk in 1996.

(6) 1996 totals represent Company contributions to the Salaried Savings Plan and Unfunded Savings Plan, cost of group life, premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP), accruals for ESIP lump sum dividend payments, vacation pay upon retirement, reimbursement of relocation and overseas allowance as follows: $63,000, $12,375, $76,176, $20,846, $0 and $0 for Mr. Dillon; $42,320, $12,228, $37,010, $20,323, $0
    and $0 for Mr. Melican; $40,304, $11,099, $45,462, $17,221, $0 and $0 for
    Mr. Smith; $7,287, $3,083, $24,317, $9,372, $0 and $99,141 for Mr. Oskin;
    $28,420, $8,476, $31,946, $0 and $0 for Mr. Turk; and $16,255, $13,041,
    $78,552, $8,753, $98,662 and $0 for Mr. Georges.

The table below sets out information on the option grants made in 1996 to the named executive officers:

                             OPTION GRANTS IN 1996

--------------------------------------------------------------------------------------------------------------
                                                                  INDIVIDUAL GRANTS
                                        ----------------------------------------------------------------------
                                                          (C)
                                           (B)        % OF TOTAL          (D)                        (F)
                                         OPTIONS    OPTIONS GRANTED   EXERCISE OR      (E)        GRANT DATE
(A)                                      GRANTED    TO EMPLOYEES IN   BASE PRICE   EXPIRATION       VALUE
NAME AND POSITION                        (#)(1)          1996           ($/SH)        DATE          ($)(2)
--------------------------------------------------------------------------------------------------------------
John T. Dillon as                          26,000(3)          0.78%    $  39.000     01/09/06     $  217,768
  Chief Executive Officer

James P. Melican as                        15,400(3)          0.46%    $  39.000     01/09/06     $  128,986
  Executive Vice President

C. Wesley Smith as                          4,000(4)          0.12%    $  43.750     01/12/98     $   20,882
  Executive Vice President                  4,000(4)          0.12%    $  43.750     01/10/99     $   28,313
                                           17,000(3)          0.51%    $  39.000     01/09/06     $  142,386

David W. Oskin as                           5,030(4)          0.15%    $  39.500     01/12/98     $   27,632
  Executive Vice President                  2,570(4)          0.08%    $  39.500     01/12/98     $   14,118
                                            8,600(4)          0.26%    $  39.500     01/10/99     $   60,000
                                            9,600(4)          0.29%    $  39.500     01/09/00     $   69,848
                                            9,600(4)          0.29%    $  39.500     01/08/01     $   69,848
                                           15,400(3)          0.46%    $  39.000     01/09/06     $  128,986

Milan J. Turk as                           12,000(3)          0.36%    $  39.000     01/09/06     $  100,508
  Executive Vice President

John A. Georges as                          5,030(4)          0.15%    $  38.750     01/12/98     $   27,770
  Chief Executive Officer (retired        160,000(4)          4.82%    $  38.125     02/24/99     $1,123,616
  03/31/96)                                40,000(4)          1.21%    $  36.625     02/24/99     $  269,852
                                           40,000(4)          1.21%    $  36.875     02/24/99     $  271,692
                                           40,000(4)          1.21%    $  35.875     02/24/99     $  264,324
                                           80,000(4)          2.41%    $  36.500     02/24/99     $  537,856
                                           40,000(4)          1.21%    $  35.750     02/24/99     $  263,404
                                           38,000(3)          1.15%    $  39.000     01/09/06     $  318,277
--------------------------------------------------------------------------------------------------------------

(1) Each option granted may be replaced upon exercise. This means that a new option is granted for the same number of shares as is exercised, with the then current market value becoming the new exercise price. The replacement option does not extend the term of the original option. Options may not be replaced more than three times. Original options are indicated by "(3)" and replacement options by "(4)". Except for the replacement option grant of 400,000 shares to Mr. Georges upon exercise of his options which resulted in the cancellation of restricted stock, these numbers do not include any options granted as part of the tandem awards of restricted stock/options made as continuity awards in 1996. The restricted stock is reported as part of the total holdings of the respective individuals under footnote 3 to the Summary Compensation Table.

(2) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing stock options. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                                                      ORIGINAL(3)    REPLACEMENT(4)
                                                                     -------------  -----------------
Expected volatility                                                        22.18%           22.18%
Risk-free rate of return                                                    5.45%            6.38%
Dividend yield                                                              2.72%            2.68%
Expected term (years)                                                       4.74             2.97

The table below sets out information on options exercised and options outstanding:

                      AGGREGATED OPTION EXERCISES IN 1996
                      AND DECEMBER 31, 1996 OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------
             (A)                    (B)               (C)                (D)          (E)          (F)          (G)
                                                                                                 VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED          IN-THE-MONEY
                                                                            OPTIONS AT                OPTIONS AT
                                  SHARES       VALUE REALIZED ($)        12/31/96 (#)(5)            12/31/96($)(5)
                                ACQUIRED ON  ----------------------  ------------------------  ------------------------
                                 EXERCISE    AGGREGATE  ANNUALIZED                RESTRICTED   UNRESTRICTED RESTRICTED
NAME AND POSITION                 (#)(1)        (1)         (2)                       (3)          (4)        (3)(4)
                                                                     UNRESTRICTED
-----------------------------------------------------------------------------------------------------------------------
John T. Dillon as                        0   $       0   $       0       79,300       77,737    $ 590,531    $ 125,625
  Chief Executive Officer

James P. Melican as                  7,492   $  18,262   $  12,893       69,400       61,600    $ 177,803    $ 243,513
  Executive Vice President

C. Wesley Smith as                  12,000   $ 112,000   $  31,243       37,800       61,400    $  64,500    $ 229,713
  Executive Vice President

David W. Oskin as                   39,652   $ 586,096   $  85,140       52,200       46,600    $ 102,043    $ 164,400
  Executive Vice President

Milan J. Turk as                         0   $       0   $       0       22,800       43,200    $  57,950    $ 159,300
  Executive Vice President

John A. Georges as                 452,030   $5,475,386  $ 814,569      749,500            0    $3,254,133   $       0
  Chief Executive Officer
  (retired 03/31/96)
-----------------------------------------------------------------------------------------------------------------------

(1) The number of incremental shares retained on exercises by Mr. Georges was 87,601 shares.

(2) Represents the aggregate incremental value realized divided by the number of years the option was held prior to exercise.

(3) All options are exercisable under the plan upon grant; however, columns (e) and (g) indicate the number and value of options, the underlying shares of which, while exercisable, cannot be sold or are otherwise restricted.

(4) Total value of options (market value minus exercise price) based on fair market value of Company stock of $40.50, as of December 31, 1996.

(5) Options granted as part of the tandem awards of restricted stock/options made as continuity awards are not included except for Mr. Georges; these awards are counted as restricted stock awards and holdings. In the first quarter of 1996, Mr. Georges excerised 400,000 tandem options resulting in the cancellation of 80,000 restricted shares. A replacement option was issued to Mr. Georges as exercise was prior to retirement.

                              RETIREMENT BENEFITS

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

  COMBINED RETIREMENT PLANS TABLE OF ESTIMATED BENEFITS

---------------------------------------------------------------------------------
PENSIONABLE
REMUNERATION                      CREDITABLE YEARS OF SERVICE
---------------------------------------------------------------------------------

                  5         10         15          20          25          30
               --------  --------  ----------  ----------  ----------  ----------
 $  400,000    $100,000  $125,129  $  187,693  $  192,506  $  192,506  $  192,906
 $  600,000    $150,000  $190,129  $  285,193  $  292,506  $  292,506  $  293,106
 $  800,000    $200,000  $255,129  $  382,693  $  392,506  $  392,506  $  393,306
 $1,000,000    $250,000  $320,129  $  480,193  $  492,506  $  492,506  $  493,506
 $1,500,000    $375,000  $482,629  $  723,943  $  742,506  $  742,506  $  744,006
---------------------------------------------------------------------------------

  "Pensionable Remuneration" for purposes of the table above means salary, bonus and compensation deferred under the Unfunded Savings Plan or awards deferred under the MIP.

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 1996, the number of creditable years of service and the currently applicable average pensionable remuneration under the retirement plans for Mr. Dillon, 29.92 years and $1,090,417; for Mr. Melican, 12.92 years and $856,667; for Mr. Smith, 16.33 years and $790,750; for Mr. Oskin, 21.25 years and $599,833; and for Mr. Turk,
6.58 years and $553,750.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors among others, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1996, except that Robert M. Byrnes, an executive officer, inadvertently failed to file a report reflecting his sale of stock in October 1996 but made a late filing of such report immediately upon discovery of the oversight.

                           COMPENSATION OF DIRECTORS

The compensation of each non-employee director of the Company is a retainer fee of $36,000 per year plus fees of $1,200 for each Board and Committee or other meeting attended. Directors may elect to defer receipt of all or part of their remuneration until a later date under a deferred compensation plan, at which time the director will be paid in cash equal to (1) the cash amount deferred plus interest at the higher of 6% per annum or the yield of U.S. Treasury bills or (2) the value at the time of payment of units equivalent to the value of Company common stock credited to the director's account at the time of each deferral, plus dividend equivalents. In addition, there is a compulsory portion to the Deferred Compensation Plan. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year which remain in the Plan until death, disability or retirement. The common stock units held in each non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts will be paid in cash. Employees of the Company who are also directors receive no compensation for services as a director or for attendance at Board or Committee meetings.

In addition, under the Non-Employee Directors Restricted Stock Plan, awards of 1,800 shares of common stock are made upon the election or re-election of a director to a full three-year term, or the appointment of a non-employee director to fill an unexpired term. Awards made in 1996 were 1,800 shares each for Class II directors and a pro-rata award of 1,200 shares to one director elected to the remaining term of his Class. Directors receive dividend payments represented by the shares awarded under the Restricted Stock Plan at $0.25 per share per quarter.

Further, three of the non-employee directors of the Company serve as directors of IP Forest Resources Company ("IPFR"), a wholly-owned subsidiary which acts as the managing general partner of IP Timberlands, Ltd., a New York Stock Exchange-listed limited partnership. As such, each of the three non-employee directors receives a retainer fee of $7,000 per year plus a fee of $1,200 for each IPFR Board and Committee meeting attended. These fees are paid by IPFR. There were eight meetings of the Board in 1996 and five Committee meetings.

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company has established a directors' planned gift program funded by life insurance polices on all directors. Upon the death of an individual director, the Company will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

                    INDEMNIFICATION INSURANCE AND CONTRACTS

The Company provides liability insurance for the Company's directors and all elected officers, as well as contractual arrangements with directors and certain officers of the Company, agreeing to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers. On June 15, 1996, the Company amended its policy with Federal Insurance Company and purchased a policy with National Union Insurance Company at a current annual premium cost aggregating $525,825, such policies expiring on June 15, 1997. No monies have been paid under such policies by the carrier or by the Company under the contractual arrangements.

                             TERMINATION AGREEMENTS

The Company has agreements with members of the executive officer group, providing for payments and other benefits if there is a change of control of the Company and the officer's employment is terminated (i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if the officer determines that by reason of adverse changes in, among other things, the officer's authority, compensation, duties, office location or responsibilities, the officer is unable to perform the duties and responsibilities of the position the officer held immediately prior to the change in control. These agreements provide that if the officer's employment terminates under the circumstances described above, the officer will receive: (a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer; (b) retiree medical coverage comparable to the Company's pre-change of control retiree medical plan; (c) a lump-sum payment equal to (i) his annual salary at termination together with his most recent short-term annual incentive compensation payment during the year preceding termination, multiplied by the smaller of the number "three" or the number of years between the termination date and the date he reaches age 65 and (ii) an amount necessary to offset any special federal excise tax on all payments received under the termination agreement.

In addition to the foregoing provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as (a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute "compensation" under the pension plan; (b) a lump-sum payment equal to the difference between (i) the actuarial value on termination date of accrued vested pension benefits and (ii) the actuarial value on termination date of what accrued pension benefits would have been if the period and payments set out in (c)(i) and (c)(ii) below were recognized under the pension plan; (c) a lump-sum payment equal to (i) his annual salary at termination, (ii) the average of his short-term incentive compensation award for three years preceding termination and (iii) the value of his average earned award under the Performance Share Plan (PSP) for three years preceding termination, multiplied by the number "four"; (d) a lump-sum payment equal to the value of any deferred incentive compensation or PSP awards and unvested Company matching contributions under the Salaried Savings Plan; (e) stock options equal to the average number of options awarded during the three years preceding termination, multiplied by the number "four", plus the extension of each option held until the end of the normal term of such option if he had not left the Company.

The Board requires unanimous approval at a meeting of the Management Development and Compensation Committee, composed solely of non-employee directors, and majority approval by the Board before any termination agreement such as those described above is amended or entered into. The potential cost of satisfying the payments called for under the above-described termination agreements, prior to tax "gross up", if there had been a change in control and all of the members of the executive officer group described in the Summary Compensation Table had been terminated on December 31, 1996, would have been approximately $23,000,000.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the Supplemental Retirement Plan for Senior Managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

The Company has authorized a grantor trust under Sections 671 through 677 of the Code in connection with the Company's benefit plans and termination agreements. Under the grantor trust, the trustee will pay the beneficiaries of the trust the amounts to which they are entitled under such plans and agreements subject to claims of the Company's creditors.

                                                                       EXHIBIT A

                                   ARTICLE 1

                             STOCKHOLDERS' MEETINGS

SECTION 7. No business may be transacted at an annual meeting of Stockholders of the Corporation, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or any duly authorized committee thereof or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

Business shall be brought before the annual meeting by any Stockholder of the Corporation by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation at the principal executive offices of the Corporation, and received by such person not less than sixty (60) days nor more than ninety (90) days prior to any meeting of the Stockholders; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the meeting is given or made to the Stockholders, such proposal shall have been received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure was made.

A Stockholder's notice to the Secretary shall set forth as to each matter such Stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such Stockholder, (iii) the number of shares of stock of the Corporation which are owned beneficially or of record by such Stockholder, (iv) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (v) a representation that such Stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section, provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any Stockholder of any such business. The Presiding Officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting in accordance with the foregoing procedure, and if such person should so determine, he or she shall so declare to the meeting and such business shall not be transacted.

Nothing in this Section 7 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act and to put before such meeting any proposals so included in the Corporation's proxy statement at his or her request.

For purposes of this Section 7 and Article II, Section 9, "public disclosure" shall mean disclosure in a communication sent by first class mail to Stockholders, in a press release reported by the Dow Jones News Service, Reuters Information Services, Inc., Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                                                       EXHIBIT B

                                   ARTICLE II

                               BOARD OF DIRECTORS
WORDS AND PHRASES INDICATED BY ITALICS ARE ADDED AND WORDS AND PHRASES INDICATED
                BY [BRACKETS] ARE OMITTED FROM FORMER SECTION 9

SECTION 9. Nominations. Nominations for election to the Board of Directors of the Corporation at a meeting of the Stockholders may be made (a) by the Board, or on behalf of the Board by any nominating committee appointed by the Board, or
(b) by any Stockholder of the Corporation [entitled to vote for the election of Directors at such meeting] (i) WHO IS A STOCKHOLDER OF RECORD ON THE DATE OF THE GIVING OF THE NOTICE PROVIDED FOR IN THIS SECTION AND ON THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO VOTE AT SUCH MEETING AND (II) WHO COMPLIES WITH THE NOTICE PROCEDURES SET FORTH IN THIS SECTION.

[Such] STOCKHOLDER nominations [other than those made by or on behalf of the Board] shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION, and received by SUCH PERSON not less than [thirty (30)] SIXTY (60) days nor more than [sixty (60)] NINETY (90) days prior to any meeting of the Stockholders called for the election of Directors; provided, however, that if less than [thirty-five (35)] SEVENTY (70) days notice OR PRIOR PUBLIC DISCLOSURE of the meeting is given OR MADE to the Stockholders, such nomination shall have been [mailed or deliveries to] RECEIVED BY the Secretary of the Corporation not later than the close of business on the [seventh (7th)] TENTH (10TH) day following the day on which the notice of meeting was mailed OR PUBLIC DISCLOSURE WAS MADE.

Such notice shall set forth (A) as to each proposed nominee who is not an incumbent Director (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations pursuant to SECTION 14 of the Securities Exchange Act of 1934, AS AMENDED FROM TIME TO TIME (THE "EXCHANGE ACT") AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND (B) AS TO THE STOCKHOLDER GIVING THE NOTICE (I) THE NAME AND RECORD ADDRESS OF SUCH STOCKHOLDER, (II) THE NUMBER OF SHARES OF STOCK OF THE CORPORATION WHICH ARE BENEFICIALLY OWNED BY SUCH STOCKHOLDER, (III) A DESCRIPTION OF ALL ARRANGEMENTS OR UNDERSTANDINGS BETWEEN SUCH STOCKHOLDER AND EACH PROPOSED NOMINEE AND ANY OTHER PERSON OR PERSONS (INCLUDING THEIR NAMES) PURSUANT TO WHICH THE NOMINATION(S) ARE TO BE MADE BY SUCH STOCKHOLDER, (IV) A REPRESENTATION THAT SUCH STOCKHOLDER INTENDS TO APPEAR IN PERSON OR BY PROXY AT THE ANNUAL MEETING TO NOMINATE THE PERSONS NAMED IN ITS NOTICE AND (V) ANY OTHER INFORMATION RELATING TO SUCH STOCKHOLDER THAT WOULD BE REQUIRED TO BE DISCLOSED IN A PROXY STATEMENT OR OTHER FILING REQUIRED TO BE MADE IN CONNECTION WITH SOLICITATIONS OF PROXIES FOR ELECTION OF DIRECTORS PURSUANT TO SECTION 14 OF THE EXCHANGE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

The Presiding Officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if [he] SUCH PERSON should so determine HE OR SHE, shall so declare to the meeting and the defective nomination shall be disregarded.

                                     [LOGO]

                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

              Printed on Hammermill Papers, Accent Opaque 40 lbs.
            Hammermill Papers is a division of International Paper.

                           [INTERNATIONAL PAPER LOGO]

TWO MANHATTANVILLE ROAD, PURCHASE, N.Y. 10577

This proxy is solicited on behalf of the Board of Directors and will be voted FOR Item 1, the re-election of Class III Directors, FOR Item 2, and AGAINST Item 3, if no instructions to the contrary are indicated.

The undersigned hereby appoints John T. Dillon and C. Wesley Smith, jointly or individually, proxies with power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 8, 1997 or adjournment thereof. The proxies are instructed as indicated on the reverse side. This proxy revokes all prior proxies given by the undersigned.

Please sign on the reverse side exactly as name or names appear there. If stock is held in name of joint holders, each should sign. If you are signing as trustee, executor, etc., pelase so indicate.

                       TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

                 Please mark
                 your votes as
                 indicated in
                 this example

                     /X/

The Board of Directors Recommends a vote "FOR" all nominees in Item 1, "FOR"
Item 2 and "AGAINST" Item 3.

The Board of Directors Recommends a vote FOR Item 1.-Re-election of the following nominees as Directors:
Class III (3 year term)
Robert J. Eaton, John A. Georges, Donald F. McHenry, Patrick F. Noonan, Charles R. Shoemate
             FOR          WITHHELD FOR ALL
             / /                 / /

WITHHELD  FOR: (Write that nominee's name in the space provided below).

-----------------------------------------------------------------------

The Board of Directors Recommends a vote "FOR" Item 2.-Appointment of Independent Auditors

                     FOR   AGAINST   ABSTAIN
                     / /     / /        / /


The Board of Directors Recommends a vote "AGAINST" Item 3.-Proposal relating to a chlorine phaseout

                     FOR   AGAINST   ABSTAIN
                     / /     / /        / /


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)
             -----------------------------------------------------------------

Date
     -------------------------------------------------------------------------


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   TRIANGLE   FOLD AND DETACH HERE  TRIANGLE

                           [INTERNATIONAL PAPER LOGO]

                    TWO MANHATTANVILLE ROAD, PURCHASE, N.Y. 10577

      [LOGO]
TWO MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE RE-ELECTION OF CLASS III DIRECTORS, FOR ITEM 2 AND AGAINST ITEM 3 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby appoints JOHN T. DILLON and C. WESLEY SMITH, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 8, 1997 or adjournments thereof:

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.--Re-election of the following nominees as Directors:
 CLASS III (3 YEAR TERMS)                For all                    Withheld for
 Robert J. Eaton                        Nominees                      Nominees
 John A. Georges                            X                             X
 Donald F. McHenry
 Patrick F. Noonan
 Charles R. Shoemate
 Withheld for the following only:
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3--Proposal relating to a chlorine phaseout.
                   FOR         AGAINST         ABSTAIN
                     X               X                X

 THE BOARD OF DIRECTORS RECOMM   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM
 nominees as Directors:          2.--Appointment of Independent Auditors.
 CLASS III (3 YEAR TERMS)
 Robert J. Eaton                                   FOR                  AGAINST                   ABSTAIN
 John A. Georges
 Donald F. McHenry                                   X                X                 X
 Patrick F. Noonan
 Charles R. Shoemate
 Withheld for the following on
 THE BOARD OF DIRECTORS RECOMM
 phaseout.
                   FOR
                     X

                 PLEASE SIGN YOUR NAME(S) ON THE REVERSE SIDE.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Please sign exactly as name appears on this card. If stock is held in name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate.

DATED: ------------------------------------------------, 1997          -------------------------------------------------------------
Please mark, sign, date and mail the card promptly in the postage      Signature
prepaid return envelope provided.                                      -------------------------------------------------------------
                                                                       Signature if held jointly

                                                                  [LOGO]
                                                                  TWO MANHATTANVILLE ROAD
                                                                  PURCHASE, NY 10577
                                                                  To Owners of Our Common Stock:
                                                                  Have you sent in your proxy to vote your shares at the Annual
                                                                  Meeting on May 8, 1997?
                                                                  We would like to have every shareholder record his or her vote FOR
                                                                  Item 1, the re-election of Class III Directors; FOR Item 2, the approval of Independent Auditors; and AGAINST Item 3, a proposal relating to a chlorine phaseout schedule, as fully described in the Proxy Statement dated March 28, 1997 and mailed to each record holder of common stock.
REMINDER
                                                                  We are sending another proxy with this reminder in case you have lost or misplaced the one sent earlier. It would be most helpful if you would complete it, sign it and mail it back to us in the enclosed business reply envelope--TODAY, IF POSSIBLE.
                                                                  Yours very truly,
IF YOU HAVE ALREADY FORWARDED YOUR PROXY,                         JAMES W. GUEDRY, VICE PRESIDENT AND SECRETARY        April 12,
PLEASE DISREGARD THIS COMMUNICATION.                              1997

                    [INTERNATIONAL PAPER LOGO]

To Participants in the Salaried Savings Plan and Retirement Savings Plan of International Paper Company:

As a participant in the Plan(s), with full shares of the Company's common stock allocated to your account as of December 31, 1996, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held May 8, 1997. The 1996 Annual Report and the Board of Directors proxy statement is enclosed.

Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of election, none of whom is an employee of the Company. Under the terms of the Plan(s), you have the right to give voting instructions for all shares allocated to your account, whether or not you have a vested interest in those shares. Please use the voting instruction card on the reverse to give your instructions.

Any shares held by the Trustee as to which it has not received voting instructions by May 2, 1997 will be voted in the same manner, proportionately, as the shares as to which voting instructions have been received. Any shares held by the Trustee as to which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted, FORItem 1, the re-election of Class III Directors, FORItem 2, and AGAINST Item 3.

                   STATE STREET BANK & TRUST CO., N.A.,
                        Trustee
----------------------------------------------------------------------------

                 TRIANGLE  FOLD AND DETACH HERE  TRIANGLE

To State Street Bank & Trust Co., N.A., Trustee of the Salaried Savings Plan and Retirement Savings Plan of International Paper Company: I understand that the Board of Directors proxy referred to on the reverse authorizes the proxy holders to vote FOR or WITHHOLD AUTHORITY on the re-election of Class III Directors, to vote FOR, AGAINST or ABSTAIN on Items 2 and 3, and in their discretion, on any other business thay may properly come before the meeting.

                 Please mark
                 your votes as
                 indicated in
                 this example

                    / X /

You are hereby instructed to sign the Board of Directors proxy. You are further instructed to direct the proxy holders to vote as follows:

The Board of Directors Recommends a vote FOR Item 1.-Re-election of the following nominees as Directors:
Class III (3 year term)
Robert J. Eaton, John A. Georges, Donald F. McHenry, Patrick F. Noonan, Charles R. Shoemate

                     FOR         WITHHELD FOR ALL
                     / /              / /

WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------


The Board of Directors Recommends a vote "FOR" Item 2.- Appointment of Independent Auditors

                      FOR   AGAINST   ABSTAIN
                      / /     / /       / /

The Board of Directors Recommends a vote "AGAINST"
Item 3.-Proposal relating to a chlorine phaseout

                      FOR   AGAINST   ABSTAIN
                      / /     / /       / /


                                Trustee Authorization

      I hereby authorize State Street Bank & Trust Co., N.A. as Trustee under the Salaried Savings Plan and the Retirement Savings Plan to vote the shares of Common Stock held for my account under said Plan(s) at the Annual Meeting in accordance with the instructions given above. State Street Bank & Trust Co., N.A., Trustee, has appointed Chase Mellon Shareholder Services L.L.C. as Agent to tally the votes.

Signature(s)
             -------------------------------------------------
Date
     ---------------------------------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

-------------------------------------------------------------------------------
                       TRIANGLE   FOLD AND DETACH HERE   TRIANGLE

                                 [INTERNATIONAL PAPER LOGO]
                     TWO MANHATTANVILLE ROAD, PURCHASE, N.Y. 10577